UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2024

US ALLIANCE CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	000-55627	26-4824142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 SW First American Pl
Topeka, Kansas 66604
(Address of principal executive offices) (Zip Code)

(785) 228-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.1b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting (the “Annual Meeting”) of the stockholders of US Alliance Corporation, a Kansas corporation (the “Company”) was held on June 3, 2024 at the Company’s Topeka headquarters. Stockholders representing 3,008,791 shares of the Company's common stock, or approximately 39% of the Company's outstanding stock and representing a quorum as defined in the Company's Bylaws, were present in person or by proxy.

At the Annual Meeting, the Company's stockholders (1) elected the Company's five nominees for director, each to serve for a one-year term, (2) ratified the appointment of Crowe LLP as the Company's independent registered public accounting firm, and (3) approved an advisory vote on 2023 executive compensation. Proxies submitted by the Company's stockholders further authorized Jack Brier and John Helms, as proxyholders, to vote upon any other matters coming before the Annual Meeting and any adjournment thereof, but no other matters were submitted to a vote.

The final voting results for each proposal submitted to a vote of the stockholders were as follows:

PROPOSAL 1 - ELECTION OF DIRECTORS:

Name	Voted For	Voted to Withhold
Jack Brier	2,930,445	78,346
William Graves	2,948,087	56,704
John Helms	2,947,885	56,321
James Poolman	2,945,218	60,158
Jennifer Schmidt	2,937,470	67,321

PROPOSAL 2 - RATIFICATION OF CROWE LLP:

Voted For	Voted Against	Abstained
2,909,673	67,834	31,284

PROPOSAL 3 – ADVISORY VOTE ON 2023 EXECUTIVE COMPENSATION:

Voted For	Voted Against	Abstained
2,699,433	171,318	138,04

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US ALLIANCE CORPORATION

Date: June 4, 2024	By:	/s/ Jack H. Brier
Jack H. Brier